PIONEER INDEPENDENCE FUND

                          Establishment and Designation
                                       of
                                 Class B Shares
                            of Beneficial Interest of
                            Pioneer Independence Fund

     The undersigned, being a majority of the Trustees of Pioneer Independence Fund, a Delaware statutory trust (the "Trust"), acting pursuant to Article V of the Agreement and Declaration of Trust dated December 8, 1997 of the Trust (the "Declaration"), do hereby divide the shares of beneficial interest of the Trust (the "Shares") to create an additional class of Shares of the Trust as follows:

     1. The new class of Shares is established and designated hereby as "Class B Shares."

     2. Class B Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

     3. The purchase price of Class B Shares, the method of determining the net asset value of Class B Shares, and the relative dividend rights of holders of Class B Shares, shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and as in effect at the time of issuing such Shares.

     4. The Trustees, acting in their sole discretion, may determine that any Shares of the Trust issued are Class B Shares, or Shares of any other class of the Trust hereinafter established and designated by the Trustees.
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     IN WITNESS WHEREOF, the undersigned have executed this instrument this 10th day of July, 2007.

/s/ David R. Bock                             /s/ Thomas J. Perna
-----------------                             -------------------
David R. Bock                                 Thomas J. Perna
As Trustee and not individually               As Trustee and not individually

/s/ Mary K. Bush                              /s/ Marguerite A. Piret
----------------                              -----------------------
Mary K. Bush                                  Marguerite A. Piret
As Trustee and not individually               As Trustee and not individually

/s/ John F. Cogan, Jr.                        /s/ Stephen K. West
----------------------                        -------------------
John F. Cogan, Jr.                            Stephen K. West
As Trustee and not individually               As Trustee and not individually

/s/ Margaret B.W. Graham                      /s/ John Winthrop
------------------------                      -----------------
Margaret B.W. Graham                          John Winthrop
As Trustee and not individually               As Trustee and not individually

/s/ Daniel K. Kingsbury
-----------------------
Daniel K. Kingsbury
As Trustee and not individually